EXHIBIT 4(B)

                         ENHANCED SERVICES COMPANY, INC.

                               WARRANT CERTIFICATE

Warrant No. 98-1    Warrant for 50,000 shares of Common Stock,   $.001 par value

        THIS WARRANT CERTIFIES THAT, for value received,) Richard Fisher ("RF"), is the registered owner of a Warrant entitling RF, subject to the terms and conditions hereinafter set forth, to subscribe for, purchase and receive 50,000 fully paid and non-assessable shares of Common Stock, $.001 par value (the "Common Stock"), of Enhanced Services Company, Inc., a Colorado corporation (the "Company"), subject to modification and adjustment as set forth herein, upon the presentation and surrender of this Warrant Certificate at any time prior to the Expiration Date (as hereinafter defined), at the business office of the Company, and upon payment therefor of the exercise price ("Exercise Price") of $4.00 per share of Common Stock, subject to modification and adjustment as set forth herein. If the rights represented hereby shall not be exercised at or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

        This Warrant Certificate and the Warrant represented thereby are issued pursuant to, and is subject in all respects to the terms and conditions set forth in the Richard Fisher Consulting Agreement between the Company and RF dated as of March 15, 1998 (the "Agreement"), to which reference is hereby made for the provisions hereof. Unless the context indicates otherwise, capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.


        1. TERM OF WARRANT. The rights evidenced by this Warrant Certificate may be exercised in whole or in part at any time, commencing upon the issuance hereof and ending at 5:00 o'clock p.m., Central Time on May 12, 2000 unless the Company agrees in writing to a later date ("Expiration Date"), except that, the Warrants shall terminate in the event that the Agreement is terminated for Cause, and prior to the date of such termination, the Warrant had not been exercised as defined therein.


        2. ADJUSTMENTS OF EXERCISE PRICE AND SHARES. If, and to the extent that, the number of issued shares of Common Stock of the Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to the Warrant and the exercise price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, RF shall be entitled to receive warrants covering shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price and subject to the same conditions as the Warrant. Upon the happening of any event requiring an adjustment of the exercise price or the number of shares subject to this Warrant hereunder, the Company shall forthwith give written notice thereto to RF stating the adjusted exercise price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        3. MANNER OF EXERCISE. RF may exercise all or any whole number of such Warrants prior to the Expiration Date in the manner stated herein. RF must provide the Company with not less than two (2) business days' prior written notice prior to the exercise of any of the Warrant. The Exercise price shall be payable in lawful money of the United States of America. On exercise, this Warrant Certificate, together with the purchase form provided herein duly executed by RF, plus payment of the Exercise Price in cash or by certified check payable to the order of the Company, shall be surrendered to the Company. Upon partial exercise of the rights evidenced by this Warrant Certificate, there shall be issued to RF a new Warrant Certificate evidencing any unexercised rights.

        4. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all times during the term of this Warrant be reserved for the exercise thereof.

        5. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its expense, shall cause to be issued, as soon as practicable, but not later than ten (10) days after exercise of this Warrant, a certificate or certificates in the name of RF reflecting the number of shares of Common Stock to which RF is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

        6. NO RIGHT AS STOCKHOLDER. RF is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

        7. REDEMPTION. The Company shall not have the right to redeem this Warrant.

        8. ASSIGNMENT. This Warrant MAY NOT be transferred or assigned by RF without the Company's prior written approval (which, in its absolute discretion, it may decline), and any purported transfer or assignment made without the Company's prior written approval shall be void.

                                            ENHANCED SERVICES COMPANY, INC.


Date:  May 11, 1998              By:/s/ ROBERT SMITH
                                   -----------------------------
                                   Robert Smith, Chief Financial Officer

                         ENHANCED SERVICES COMPANY, INC.

                               WARRANT CERTIFICATE


Warrant No. 98-2   Warrant for 75,000 shares of Common Stock,    $.001 par value

        THIS WARRANT CERTIFIES THAT, for value received,) Kennedy Miles Creative Communication, Ltd. ("KM"), is the registered owner of a Warrant entitling KM, subject to the terms and conditions hereinafter set forth, to subscribe for, purchase and receive 75,000 fully paid and non-assessable shares of Common Stock, $.001 par value (the "Common Stock"), of Enhanced Services Company, Inc., a Colorado corporation (the "Company"), subject to modification and adjustment as set forth herein, upon the presentation and surrender of this Warrant Certificate at any time prior to the Expiration Date (as hereinafter defined), at the business office of the Company, and upon payment therefor of the exercise price ("Exercise Price") of $2.00 per share of Common Stock, subject to modification and adjustment as set forth herein. If the rights represented hereby shall not be exercised at or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.


        This Warrant Certificate and the Warrant represented thereby are issued pursuant to, and is subject in all respects to the terms and conditions set forth in the Consulting Agreement between the Company and KM dated as of April 1, 1998 (the "Agreement"), to which reference is hereby made for the provisions hereof. Unless the context indicates otherwise, capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.


        1. TERM OF WARRANT. The rights evidenced by this Warrant Certificate may be exercised in whole or in part at any time, commencing upon the issuance hereof and ending at 5:00 o'clock p.m., Central Time on May 12, 2000 unless the Company agrees in writing to a later date ("Expiration Date"), except that, the Warrants shall terminate in the event that the Agreement is terminated for Cause, and prior to the date of such termination, the Warrant had not been exercised as defined therein.


        2. ADJUSTMENTS OF EXERCISE PRICE AND SHARES. If, and to the extent that, the number of issued shares of Common Stock of the Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to the Warrant and the exercise price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, KM shall be entitled to receive warrants covering shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price and subject to the same conditions as the Warrant. Upon the happening of any event requiring an adjustment of the exercise price or the number of shares subject to this Warrant hereunder, the Company shall forthwith give written notice thereto to KM stating the adjusted exercise price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        3. MANNER OF EXERCISE. KM may exercise all or any whole number of such Warrants prior to the Expiration Date in the manner stated herein. KM must provide the Company with not less than two (2) business days' prior written notice prior to the exercise of any of the Warrant. The Exercise price shall be payable in lawful money of the United States of America. On exercise, this Warrant Certificate, together with the purchase form provided herein duly executed by KM, plus payment of the Exercise Price in cash or by certified check payable to the order of the Company, shall be surrendered to the Company. Upon partial exercise of the rights evidenced by this Warrant Certificate, there shall be issued to KM a new Warrant Certificate evidencing any unexercised rights.

        4. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all times during the term of this Warrant be reserved for the exercise thereof.

        5. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its expense, shall cause to be issued, as soon as practicable, but not later than ten (10) days after exercise of this Warrant, a certificate or certificates in the name of KM reflecting the number of shares of Common Stock to which KM is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

        6. NO RIGHT AS STOCKHOLDER. KM is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

        7. REDEMPTION. The Company shall not have the right to redeem this Warrant.

        8. ASSIGNMENT. This Warrant MAY NOT be transferred or assigned by KM without the Company's prior written approval (which, in its absolute discretion, it may decline), and any purported transfer or assignment made without the Company's prior written approval shall be void.

                                                               ENHANCED SERVICES
COMPANY, INC.


Date: May 11, 1998                  By/s/ ROBERT SMITH
                                      --------------------------
                                      Robert Smith, Chief Financial Officer